Exhibit 3.1B
                                State of Delaware
                                                                          PAGE 1

                        Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, LLC", CHANGING ITS NAME FROM "GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, LLC" TO "PENINSULA GAMING COMPANY, LLC", FILED IN THIS OFFICE ON THE SIXTH DAY OF APRIL, A.D. 1999, AT 2 O'CLOCK P.M.

                             [SEAL]         /s/ Edward J. Freel
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2997238 8100                                AUTHENTICATION: 9757746

991202272                                   DATE: 05-20-99

                                                                          4-6-99

                            CERTIFICATE OF AMENDMENT

                                       OF

              GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, LLC

      1. The name of the limited liability company is Greater Dubuque Riverboat Entertainment Company, LLC.

      2. The Certificate of Formation of the limited liability company is hereby amended as follows:

            The name of the limited liability company formed hereby is "Peninsula Gaming Company, LLC."

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Greater Dubuque Riverboat Company, LLC this sixth day of April, 1999.

                                                   AUTHORIZED PERSON


                                                   /s/ Edward A. Davis
                                                   ----------------------
                                                   Edward A. Davis